USANA Health Sciences Reports Third Quarter 2026 Results

Hiya Active Monthly Subscribers Increase 18% Sequentially; Core Nutritional Operating Margin Expands; Company Generates $36 Million in Year-to-Date Free Cash Flow

SALT LAKE CITY, November 3, 2026 (BUSINESS WIRE)—USANA Health Sciences, Inc. (NYSE: USNA) today announced financial results for its fiscal third quarter ended October 3, 2026.

Key Financial Results
Third Quarter 2026 vs. Third Quarter 2025
•Net sales of $206 million versus $214 million.
•Net loss of $(5.6) million versus $(6.5) million.
•Diluted EPS of $(0.30) as compared with $(0.36).
•Adjusted diluted EPS(1) of $(0.11) as compared with $(0.15).
•Adjusted EBITDA(2) of $12.1 million versus $13.8 million.
•Core Nutritional Active Customers of 356,000 versus 388,000.
•Hiya Active Monthly Subscribers of 195,500 versus 193,400.
•Company updates fiscal 2026 guidance to net sales approaching $900 million and Adjusted EBITDA(2) of $77 million.

Q3 2026 Consolidated Performance

	Q3 2026	Year-Over-Year	Sequentially
Net Sales	$206 million	-4% (+$4 million or +2% FX impact)	-8%
Net Loss*	$(5.6) million	N/A	N/A
Diluted EPS	$(0.30)	N/A	N/A
Adjusted Diluted EPS(1)	$(0.11)	N/A	N/A
Adjusted EBITDA(2)	$12.1 million	-13%	-44%
*Income tax expense of $6 million added to a pretax loss of $(1) million for Q3 2026.
Net Loss, EPS and EBITDA figures represent amounts attributable to USANA and exclude the noncontrolling interest of 21.2% in Hiya.

“As we continue our transformation to an omnichannel health and wellness company, our third quarter results were mixed, with meaningful improvement in some areas and results that fell short of our expectations in others,” said Kevin Guest, Chairman and Chief Executive Officer. “We are investing across each of our businesses to strengthen their long-term competitive position and made clear progress in key areas. At Hiya, as customer acquisition began responding positively during the quarter, we increased marketing spend to build on that traction, which pressured margins but generated an 18% sequential increase in active subscribers and returned the segment to year-over-year net sales growth. Additionally, our Core Nutritional business expanded its operating margin from a year ago on a leaner cost structure despite lower net sales. While we have more work to do in growing Core Nutritional active customers and net sales at Rise Wellness, we believe we have the right strategies in place.

“In Core Nutritional, rebuilding our active customer base is our top priority and our single largest growth lever. For example, active customers in the Southeast Asia Pacific region grew 3% sequentially in the third quarter, demonstrating what works when our initiatives and execution align. We are evolving our Brand Partner incentive plan to more directly reward growth in active customers, investing in digital marketing to build awareness of the USANA brand, and advancing product innovation that we plan to begin introducing in 2027.

“At Hiya, our investment in customer acquisition is producing encouraging early returns. Notably, Hiya added approximately 29,500 net active monthly subscribers sequentially, customer acquisition costs declined noticeably from the first half of the year and net sales through Target and Amazon more than doubled from the second quarter. Because Hiya is predominantly a subscription business today, the subscribers we add support results in future quarters. Additionally, Hiya continues to make progress in broadening its reach beyond direct-to-consumer, and we look forward to providing updates in early 2027.

“At Rise Wellness, we are building on a strengthening retail foundation and working towards improved margins. As planned, we launched Protein Pop Balance nationally at Target and online in September, and Target sales grew strongly from the second quarter. Our focus is converting this progress into consistent, profitable growth.”

Q3 2026 Segment Results
Core Nutritional

Core Nutritional
	Q3 2026	Year-Over-Year	Year-Over-Year (Constant Currency)	Sequentially
Net Sales	$171 million	-3%	-6%	-11%
Active Customers	356,000	-8%	N/A	-7%

Asia Pacific Region
	Q3 2026	Year-Over-Year	Year-Over-Year (Constant Currency)	Sequentially
Net Sales	$138 million	-1%	-4%	-12%
Active Customers	283,000	-8%	N/A	-8%

Asia Pacific Sub-Regions
		Q3 2026	Year-Over-Year	Year-Over-Year (Constant Currency)	Sequentially
Greater China	Net Sales	$94 million	+1%	-3%	-18%
	Active	192,000	-9%	N/A	-11%
	Customers
North Asia	Net Sales	$14 million	-20%	-18%	+3%
	Active	30,000	-19%	N/A	-6%
	Customers
Southeast Asia Pacific	Net Sales	$30 million	+2%	+2%	+4%
	Active	61,000	Flat	N/A	+3%
	Customers

Americas and Europe Region
	Q3 2026	Year-Over-Year	Year-Over-Year (Constant Currency)	Sequentially
Net Sales	$33 million	-11%	-12%	-5%
Active Customers	73,000	-9%	N/A	-5%

Hiya Health

	Q3 2026	Year-Over-Year	Sequentially
Net Sales	$32 million	+2%	+12%
Active Monthly Subscribers	195,500	+1%	+18%

Rise Wellness

	Q3 2026	Year-Over-Year	Sequentially
Net Sales	$4 million	-45%	+7%

Balance Sheet
The Company ended the quarter with $179 million in cash and cash equivalents and zero debt. As of October 3, 2026, inventory totaled $93 million, a decrease of approximately $14 million, or 13%, compared to balances at year-end 2025.

The Company did not repurchase any shares during the quarter and has approximately $34 million remaining under the current share repurchase authorization as of the end of the third quarter.

Fiscal Year 2026 Outlook
The Company is updating its outlook for fiscal year 2026, as follows:

Fiscal Year 2026 Outlook
	Updated Estimate	Previous Estimate
Core Nutritional business net sales	$740 million*	$750 million
Hiya net sales	$130 million	$125 million
Rise Wellness net sales	$30 million	$35 million
Consolidated net sales	Approaching $900 million	$910 million

Net (loss) earnings	$(16) million	$(11) million
Diluted EPS	$(0.90)	$(0.61)
Adjusted diluted EPS(1)	$0.55	$0.76
Adjusted EBITDA(2)	$77 million	$80.5 million†
*Reflects an expected favorable currency exchange rate impact of approximately $20 million, or 2% of net sales and one less week of operations compared to fiscal year 2025, which was a 53-week year.

†As corrected; previously published as $87 million on August 4, 2026. See “Correction of Previously Reported Adjusted EBITDA Attributable to USANA” below.

“Consolidated net sales declined 4% in the third quarter, as growth at Hiya was more than offset by lower sales in Core Nutritional and Rise,” said Doug Hekking, Chief Financial Officer. “We made progress on improving profitability in our Core Nutritional segment during the quarter, while we chose to increase investment at Hiya to accelerate subscriber growth, which weighed on margins in the quarter but produced strong growth in active monthly subscribers.

“We generated $8 million of free cash flow(3) in the quarter and $36 million year-to-date, reduced inventory 13% from year-end, and ended the period with $179 million in cash and no debt. That financial strength gives us the flexibility to continue investing in the initiatives we expect to drive future growth across our businesses, including our omnichannel strategy, while maintaining financial discipline.

“We are updating our fiscal 2026 outlook to consolidated net sales approaching $900 million and Adjusted EBITDA of $77 million. Compared with our prior outlook, as corrected, the change reflects lower expectations for Rise Wellness and our deliberate decision to invest resources at Hiya to drive increased active monthly subscribers, partially offset by stronger profitability in Core Nutritional. We expect continued

sequential progress from Hiya during the fourth quarter on both net sales and Adjusted EBITDA. While these investments constrain near-term results, we believe they set the stage for renewed growth across our businesses, and we plan to enter 2027 with a strong balance sheet and clear priorities to deliver it.”

Correction of Previously Reported Adjusted EBITDA Attributable to USANA
In preparing its third quarter results, the Company identified an omission in its second quarter 2026 reconciliation of net (loss) earnings to Adjusted EBITDA attributable to USANA. The $29.1 million Hiya goodwill impairment was added back in full, rather than net of the $6.2 million share attributable to the noncontrolling interest. This correction affects Adjusted EBITDA attributable to USANA, a non-GAAP measure, and had no effect on the Company’s reported GAAP results. Corrected amounts are as follows:

Adjusted EBITDA attributable to USANA	As previously reported	Correction	As corrected
Second quarter 2026	$27.8	$(6.2)	$21.7
Fiscal 2026 outlook (August 4, 2026)	86.7	(6.2)	80.5
$ in millions
Sequential comparisons and the previous outlook presented in this release reflect the corrected amounts. Amounts may not sum due to rounding.
_________________________
(1) Adjusted Diluted (Loss) Earnings Per Share is a non-GAAP financial measure. The Company excludes cost realignment expenses, impairment expense, gain on sale of assets, and acquisition-related costs, such as business transaction costs, integration expense and amortization expense from acquisition-related intangible assets in calculating Adjusted Diluted (Loss) Earnings Per Share. Please refer to “Non-GAAP Financial Measures” and “Reconciliation of Diluted Loss Per Share (GAAP) to Adjusted Diluted Loss Per Share (Non-GAAP)” in this press release for an explanation and reconciliation of this non-GAAP financial measure.
(2) Adjusted EBITDA is a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” and “Reconciliation of Net Loss (GAAP) to Adjusted EBITDA (Non-GAAP)” in this press release for an explanation and reconciliation of this non-GAAP financial measure.

(3) Free cash flow is a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” and “Reconciliation of Net Cash Provided by (Used in) Operating Activities (GAAP) to Free Cash Flow (Non-GAAP)” in this press release for an explanation and reconciliation of this non-GAAP financial measure.

Non-GAAP Financial Measures
This press release contains the non-GAAP financial measures Adjusted EBITDA, Adjusted Diluted EPS and free cash flow. Adjusted EBITDA is a non-GAAP financial measure of (loss) earnings before interest, taxes, depreciation, and amortization that also excludes certain adjustments as indicated below in the reconciliation from net (loss) earnings. Adjusted Diluted EPS is a non-GAAP financial measure of diluted (loss) earnings per share that excludes certain adjustments as indicated below in the reconciliation from diluted EPS.

Adjusted EBITDA (non-GAAP) is net (loss) earnings (its most directly comparable GAAP financial measure) adjusted for interest expense, net, (benefit from) provision for income taxes, depreciation and amortization (including right-of-use asset reduction), non-cash share-based compensation, transaction-related expenses and integration costs for the Hiya acquisition, cost realignment expenses, impairment expense, and gain on sale of assets. Adjusted EBITDA attributable to USANA (non-GAAP) is Adjusted EBITDA (non-GAAP) further adjusted to exclude the Adjusted EBITDA attributable to noncontrolling interest related to Hiya.

Adjusted diluted (loss) earnings per share (non-GAAP) is diluted (loss) earnings per share (its most directly comparable GAAP financial measure) adjusted for amortization of intangible assets, transaction-related expenses and integration costs related to the Hiya acquisition, cost realignment expenses, impairment expense, and gain on sale of assets.

Free cash flow (non-GAAP) is net cash provided by (used in) operating activities (its most directly comparable GAAP financial measure) less purchases of property and equipment. Management believes free cash flow is a useful measure of the cash the business generates, after investing in property and equipment, that is available for strategic investments, share repurchases and other uses.

Management believes that Adjusted EBITDA (non-GAAP), Adjusted EBITDA attributable to USANA (non-GAAP), Adjusted diluted (loss) earnings per share (non-GAAP), and free cash flow (non-GAAP), along with GAAP measures used by management, most appropriately reflect how the Company measures the business internally.

The Company prepares its financial statements using U.S. generally accepted accounting principles (“GAAP”) and investors should not directly compare with or infer a relationship from any of the Company’s operating results presented in accordance with GAAP to Adjusted EBITDA, Adjusted diluted (loss) earnings per share and free cash flow. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of non-GAAP financial information as a tool for comparison. As a result, the non-GAAP financial information is presented for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP.

Reconciliation of Net Loss (GAAP) to Adjusted EBITDA (non-GAAP)
(in thousands)

	Quarter ended
	October 3, 2026	September 27, 2025
Net loss attributable to USANA (GAAP)	$(5,556)	$(6,522)
Net loss attributable to noncontrolling interest	(1,334)	(140)
Net loss	$(6,890)	$(6,662)

Adjustments:
Income taxes	$6,086	$8,456
Interest (income) expense, net	(607)	(529)
Depreciation and amortization	5,212	5,112
Amortization of intangible assets - Hiya	4,455	4,455
Earnings before interest, taxes, depreciation, and amortization (EBITDA)	$8,256	$10,832

Add EBITDA adjustments:
Non-cash share-based compensation	3,404	3,576
Transaction, integration and transition costs - Hiya	—	179
Adjusted EBITDA	11,660	14,587
Adjusted EBITDA attributable to noncontrolling interest	392	(803)
Adjusted EBITDA attributable to USANA	$12,052	$13,784

Reconciliation of Diluted Loss Per Share (GAAP) to Adjusted Diluted Loss Per Share (non-GAAP)
(in thousands, except per share data)

	Quarter ended
	October 3, 2026	September 27, 2025
Net loss attributable to USANA (GAAP)	$(5,556)	$(6,522)

Loss per common share - Diluted	$(0.30)	$(0.36)
Weighted Average common shares outstanding - Diluted	18,498	18,293

Adjustment to net loss:
Transaction, integration and transition costs - Hiya	$—	$179
Amortization of intangible assets - Hiya	4,455	4,455
Adjustments to net loss attributable to noncontrolling interest	(942)	(942)
Adjusted net loss attributable to USANA	$(2,043)	$(2,830)

Adjusted loss per common share - Diluted	$(0.11)	$(0.15)
Weighted average common shares outstanding - Diluted	18,498	18,293

Reconciliation of Net Cash Provided by (Used in) Operating Activities (GAAP) to Free Cash Flow (non-GAAP)
(in thousands)

	Quarter ended		Nine months ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Net cash provided by (used in) operating activities (GAAP)	$11,965	$(1,961)	$45,043	$25,739
Less: Purchases of property and equipment	(3,522)	(3,198)	(9,322)	(11,028)
Free cash flow (non-GAAP)	$8,443	$(5,159)	$35,721	$14,711

Management Commentary Document and Conference Call
For further information on USANA’s operating results, please see the Management Commentary document, which has been posted on the Company’s website (http://ir.usana.com) under the Investor Relations section. USANA’s management team will hold a conference call and webcast to discuss today’s announcement with investors on Wednesday, November 4, 2026, at 11:00 AM Eastern Time. Investors may listen to the call by accessing USANA’s website at http://ir.usana.com. The call will consist of brief opening remarks by the Company’s management team, followed by a question-and-answer session.

Safe Harbor
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These forward-looking statements are based on current plans, expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “expect,” “enhance,” “drive,” “anticipate,” “intend,” “improve,” “promote,” “should,” “believe,” “continue,” “plan,” “goal,” “opportunity,” “estimate,” “predict,” “may,” “will,” “could,” and “would,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding commercial performance and growth for Hiya and Rise Wellness in 2026 and continued growth in the future; statements about the Company’s long-term growth; and the statements under the sub-heading “Fiscal Year 2026 Outlook.” Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control, including: risks relating to global economic conditions generally, including continued inflationary pressure around the world and negative impact on our operating costs, consumer demand and consumer behavior in general; reliance upon our network of independent Brand Partners; risk that our Brand Partner compensation plan, or changes that we make to the compensation plan, will not produce desired results, benefit our business or, in some cases, could harm our business; risk associated with our launch of new products or reformulated existing products; risks related to Hiya’s ability to adapt to changes in the digital marketing environment to continue to generate customer acquisition, including changes in social media advertising algorithms; risks related to Hiya’s ability to perform in an expanding distribution channel and new international markets; risks related to Rise Wellness’ ability to execute its commercial plan and its dependence on product orders from certain key retailers – specifically, if future orders from those retailers do not meet our forecasts or such retailers discontinue purchasing and selling Rise Wellness products; risks related to governmental regulation of our products, manufacturing and direct selling business model in the United States, China and other key markets; potential negative effects of deteriorating foreign and/or trade relations between or among the United States, China and other key markets, including potential adverse impact from tariffs, trade policies or other international disputes by and among the United States, China, or other markets that are important to the Company; potential negative effects from geopolitical relations and conflicts around the world, including the Russia-Ukraine conflict and the conflict between the United States and Iran; compliance with data privacy and security laws and regulations in our markets around the world; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; adverse publicity risks globally; risks associated with our operations in India and future international expansion and operations; uncertainty relating to the fluctuation in U.S. and other international currencies; the potential for a resurgence of COVID-19, or another pandemic, in any of our markets in the future and any related impact on consumer health, domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general; risk that Hiya and Rise Wellness disrupt the Company’s overall strategic plans and operations; the diversion of the attention of the management teams of USANA, Hiya, and Rise Wellness from ongoing business operations; the ability to retain key personnel of USANA, Hiya and Rise Wellness; the ability to realize the benefits of the Hiya acquisition, including efficiencies and cost synergies; the ability to successfully integrate Hiya’s business with USANA’s business, at all or in a timely manner; and the amount of the costs, fees, expenses and charges related to the acquisition. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this press release set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

About USANA
USANA develops and manufactures high-quality nutritional supplements, functional foods and personal care products that are sold directly to Brand Partners and Preferred Customers across 25 global markets. More information on USANA can be found at www.usana.com. USANA also owns a 78.8% controlling ownership stake in Hiya Health Products, a children's health and wellness company, and a 100% interest in Rise Wellness. Hiya and Rise Wellness offer a variety of clean-label health products. More information on Hiya can be found at www.hiyahealth.com. More information on Rise Wellness can be found at www.risebar.com and www.proteinpop.com.

Investor contact:                Andrew Masuda
Investor Relations
(801) 954-7210
investor.relations@usanainc.com

Media contact:                Sarah Searle
                        (801) 954-7626
                        media@usanainc.com

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three months ended
	October 3, 2026	September 27, 2025
Net sales	$205,885	$213,670
Cost of sales	48,717	48,815
Gross profit	157,168	164,855
Operating expenses:
Brand Partner incentives	71,890	77,684
Selling, general and administrative	86,726	85,947
Total operating expenses	158,616	163,631
(Loss) earnings from operations	(1,448)	1,224
Other income (expense):
Interest income	645	578
Interest expense	(38)	(49)
Other, net	37	41
Other income (expense), net	644	570
(Loss) earnings before income taxes	(804)	1,794
Income taxes	6,086	8,456
Net (loss) earnings	(6,890)	(6,662)
Net (loss) earnings attributable to redeemable noncontrolling interest	(1,334)	(140)
Net (loss) earnings attributable to USANA	$(5,556)	$(6,522)

(Loss) earnings per common share attributable to USANA
Basic	$(0.30)	$(0.36)
Diluted	$(0.30)	$(0.36)

Weighted average common shares outstanding
Basic	18,498	18,293
Diluted	18,498	18,293

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	As of October 3, 2026	As of January 3, 2026
ASSETS
Current assets
Cash and cash equivalents	$178,915	$158,380
Trade accounts receivable (net of allowance of $96 and $137, respectively)	5,026	4,285
Inventories	84,082	102,608
Prepaid expenses and other current assets	22,219	23,132
Total current assets	290,242	288,405
Property and equipment, net	94,598	94,383
Goodwill	109,262	137,962
Intangible assets, net	120,411	133,151
Deferred tax assets	29,786	27,209
Other assets*	64,171	61,805
Total assets	$708,470	$742,915

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$17,662	$17,263
Line of credit	—	14,000
Other current liabilities	94,592	97,302
Total current liabilities	112,254	128,565
Deferred tax liabilities	4,858	4,892
Other long-term liabilities	21,263	23,186

Redeemable noncontrolling interest	43,333	53,168

Total stockholders' equity attributable to USANA	526,762	533,104
Total liabilities, redeemable noncontrolling interest, and stockholders' equity	$708,470	$742,915

*Includes noncurrent inventories of $9,229 and $4,799 as of October 3, 2026 and January 3, 2026, respectively. Total inventories were $93,311 and $107,407 as of October 3, 2026 and January 3, 2026, respectively.

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
SALES BY REGION
(in thousands)
(unaudited)

	Quarter ended
	October 3, 2026		September 27, 2025		Change from prior year	Percent change	Currency impact on sales	Percent change excluding currency impact
Core Nutritional:
Asia Pacific
Greater China	$93,882	45.6%	$92,571	43.3%	$1,311	1.4%	$4,109	(3.0%)
Southeast Asia Pacific	29,885	14.5%	29,178	13.7%	707	2.4%	138	2.0%
North Asia	14,221	6.9%	17,690	8.3%	(3,469)	(19.6%)	(246)	(18.2%)
Asia Pacific total	137,988	67.0%	139,439	65.3%	(1,451)	(1.0%)	4,001	(3.9%)
Americas and Europe	32,709	15.9%	36,780	17.2%	(4,071)	(11.1%)	203	(11.6%)
Core Nutritional total	170,697	82.9%	176,219	82.5%	(5,522)	(3.1%)	4,204	(5.5%)
Hiya	31,545	15.3%	30,846	14.4%	699	2.3%	—	2.3%
Rise	3,643	1.8%	6,605	3.1%	(2,962)	(44.8%)	—	(44.8%)
Consolidated total	$205,885	100.0%	$213,670	100.0%	$(7,785)	(3.6%)	$4,204	(5.6%)

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CORE NUTRITIONAL ACTIVE BRAND PARTNERS AND ACTIVE PREFERRED CUSTOMERS BY REGION
(unaudited)

Core Nutritional Active Brand Partners by Region(1)
(unaudited)
	As of October 3, 2026		As of September 27, 2025
Asia Pacific
Greater China	57,000	35.2%	61,000	36.3%
Southeast Asia Pacific	46,000	28.4%	43,000	25.6%
North Asia	23,000	14.2%	27,000	16.1%
Asia Pacific Total	126,000	77.8%	131,000	78.0%

Americas and Europe	36,000	22.2%	37,000	22.0%
	162,000	100.0%	168,000	100.0%

Core Nutritional Active Preferred Customers by Region(2)
(unaudited)
	As of October 3, 2026		As of September 27, 2025
Asia Pacific
Greater China	135,000	69.6%	149,000	67.7%
Southeast Asia Pacific	15,000	7.7%	18,000	8.2%
North Asia	7,000	3.6%	10,000	4.6%
Asia Pacific Total	157,000	80.9%	177,000	80.5%

Americas and Europe	37,000	19.1%	43,000	19.5%
	194,000	100.0%	220,000	100.0%
______________________________
(1)Brand Partners are independent distributors of our products who also purchase our products for their personal use. We only count as active those Brand Partners who have purchased from us any time during the most recent three-month period, either for personal use or resale.
(2)Preferred Customers purchase our products strictly for their personal use and are not permitted to resell or to distribute the products. We only count as active those Preferred Customers who have purchased from us any time during the most recent three-month period. China utilizes a Preferred Customer program that has been implemented specifically for that market.

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
OPERATING RESULTS AS A PERCENTAGE OF NET SALES
(unaudited)

	Quarter ended
	October 3, 2026				September 27, 2025
	Core Nutritional	Hiya	Rise	Consolidated	Core Nutritional	Hiya	Rise	Consolidated
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	19.9%	33.9%	110.4%	23.7%	18.8%	35.6%	70.2%	22.8%
Gross profit	80.1%	66.1%	(10.4)%	76.3%	81.2%	64.4%	29.8%	77.2%
Operating expenses:
Brand Partner incentives	42.1%	—%	—	34.9%	44.1%	—%	—%	36.4%
Selling, general and administrative	33.9%	86.2%	46.0%	42.1%	35.9%	66.5%	32.5%	40.2%
Total operating expenses	76.0%	86.2%	46.0%	77.0%	80.0%	66.5%	32.5%	76.6%
(Loss) earnings from operations	4.1%	(20.1)%	(56.4)%	(0.7)%	1.2%	(2.1)%	(2.7)%	0.6%

Amortization of acquired intangible assets	—%	14.1%	1.6%	2.2%	0.1%	14.5%	3.2%	2.2%